                                                                     EXHIBIT 5.1

                       [O'MELVENY & MYERS LLP LETTERHEAD]

August 3, 2000

Versicor Inc.
34790 Ardentech Court
Fremont, California 94555

    RE:  REGISTRATION STATEMENT ON FORM S-1

Ladies and Gentlemen:

    We have examined the Registration Statement on Form S-1 filed by you with the Securities and Exchange Commission ("SEC") on March 22, 2000 (Registration No. 333-33022, as amended) (the "Registration Statement"), in connection with the Securities Act of 1933, as amended, of up to 4,600,000 shares of your Common Stock, par value $0.001 and an over-allotment option granted to the underwriters of the offering to purchase up to 690,000 shares from you (collectively, the "Shares"). We understand that the Shares are to be sold to the underwriters of the offering for resale to the public as described in the Registration Statement.

    We have examined all instruments, documents and records that we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

    Based on such examination, we are of the opinion that the Shares, when issued and sold in the manner described in the Registration Statement and in accordance with the resolutions adopted by the Board of Directors of the Company, will be legally and validly issued, fully paid and nonassessable.

    We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof and any amendments thereto.

                                          Very truly yours,

                                          /s/ O'MELVENY & MYERS LLP

                                          O'MELVENY & MYERS LLP